                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                       OF

                              ENTRADA HOLDINGS LLC
                      a New York Limited Liability Company

                            dated as of May __, 2000




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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I

         PURPOSE AND POWERS..................................................1
         1.1      Purpose....................................................1
         1.2      Powers.....................................................1

ARTICLE II

         MEMBERS AND INTERESTS...............................................1
         2.1      Members; Voting Rights.....................................1
         2.2      Membership Interests.......................................2
         2.3      Meetings...................................................2

ARTICLE III

         MANAGEMENT OF THE COMPANY...........................................3
                  3.1      Managers..........................................3
         3.2      Number, Term and Election..................................3
         3.3      Officers...................................................3
         3.4      Meetings...................................................3
         3.5      Management Decisions.......................................4
         3.6      Management Compensation....................................4

ARTICLE IV

         FINANCIAL INTERESTS OF MEMBERS......................................4
         4.1      General....................................................4
         4.2      Capital Contributions......................................4
         4.3      Capital Accounts...........................................5
         4.4      Gains and Losses...........................................5
         4.5      Participation Percentages..................................5
         4.6      Allocations of Gains and Losses............................5
         4.7      Distributions..............................................6
         4.8      Special In-Kind Distribution Right.........................7

ARTICLE V

         TRANSFERS...........................................................7
         5.1      General Restrictions.......................................7
         5.2      Prohibited Transfers.......................................7
         5.3      Permissible Transfers......................................7
         5.4      Involuntary Transfers......................................8
         5.5      Effect of Transfers........................................8


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ARTICLE VI

         TERM AND TERMINATION OF THE COMPANY.................................9
         6.1      Term of the Company........................................9
         6.2      Events of Dissolution......................................9
         6.3      Conclusion of Affairs......................................9
         6.4      Liquidating Distributions..................................9
         6.5      Termination...............................................10

ARTICLE VII

         GENERAL AND ADMINISTRATIVE PROVISIONS..............................10
         7.1      Principal Office..........................................10
         7.2      Indemnification...........................................10
         7.3      Fiscal Year...............................................10
         7.4      Books and Records.........................................10
         7.5      Reports...................................................10
         7.6      Notices...................................................10
         7.7      Headings..................................................11
         7.8      Gender; Number............................................11
         7.9      Amendments................................................11
         7.10     Attorneys' Fees...........................................11
         7.11     Entire Agreement..........................................11
         7.12     Counterparts..............................................11

                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                       OF

                              ENTRADA HOLDINGS LLC
                      a New York Limited Liability Company

                  This Limited Liability Company Operating Agreement (this "Agreement") of Entrada Holdings LLC (the "Company"), dated as of May __, 2000, is adopted and agreed to by the parties identified in Section 2.1(b) hereof and each of the other persons who, from time to time may be admitted as a member of the Company (collectively, the "Members").

                                    ARTICLE I
                               PURPOSE AND POWERS

         1.1 Purpose. The Company has been organized to invest in the preferred stock, common stock, debt, warrants and/or other ownership interests (collectively, the "Securities") of Sync Research, Inc., to realize the income and gains to be derived therefrom for the mutual benefit of the Members and to engage in any other lawful business activity related or incident thereto.

         1.2 Powers. The Company shall have the power and authority to enter into, make and perform all contracts, agreements and undertakings, and to do any and all acts and things necessary, appropriate, incidental or convenient to the accomplishment of its purposes and for the protection and benefit of the Company.

                                   ARTICLE II
                              MEMBERS AND INTERESTS

         2.1 Members; Voting Rights.

                  (a) There shall be two classes of Members: the Voting Members and the Non-voting Members. On any matter requiring a vote, consent or approval of the Members, the Voting Members shall be the only persons to whom the matter is required to be submitted, and each shall have one vote. Except as otherwise provided herein, or as required by applicable law, the vote, consent or approval of a majority of the Voting Members shall constitute the act of the Company. No Non-voting Member shall have a voice or vote in any matter, except as specifically provided herein.

                  (b) The Members of the Company are Andersen, Weinroth & Co., L.P. ("Andersen Weinroth"), which shall be a Voting Member, and each of the other persons who has delivered a duly executed subscription agreement to the Company (which agreement has been accepted by the Company) (a "Subscription Agreement") together with a duly executed signature page to this Agreement, who shall be Non-Voting Members.

         2.2 Membership Interests. Each Member's ownership interest in the Company is herein referred to generally as a "Membership Interest." The respective rights of each Member to share in the capital of the Company, either by way of distributions or on liquidation, will be determined by reference to the Capital Account (as defined herein) of such Member; and each Member's interest in the profits and losses of the Company shall be established as provided herein. Each Member shall have the rights and powers set forth in this Agreement. Andersen Weinroth shall have the ability to assign all or any portion of its Membership Interest to any of its affiliates.

         2.3 Meetings.

                  (a) The Members shall have a regular annual meeting each year beginning in 2000, on October 15 or such other date established by the Managers, for the purpose of electing Managers and conducting such other business as may properly come before the meeting. Special meetings of the Members may be called by the Managers.

                  (b) Written notice stating the place, day and hour of each meeting of Members and the general purpose or purposes for which the meeting is called shall be given not less than seven (7) nor more than thirty (30) days before the date of the meeting to each Member, including the Non-voting Members.

                  (c) A Member may waive any notice required by law or this Agreement, before or after the date and time of the meeting that is the subject of such notice. Except as provided in the next sentence, the waiver shall be in writing, signed by the Member entitled to the notice and delivered to the Managers for inclusion in the Company's minutes or records. A Member's attendance at or participation in a meeting waives any required notice to such Member of the meeting unless the Member, at the beginning of the meeting or promptly upon such Member's arrival, objects to the transaction of any business at such meeting on the ground that such meeting is not lawfully called or convened. A Member may participate in a meeting in person or by proxy.

                  (d) Any vote, consent or approval of the Members may be accomplished by written consent in lieu of a meeting signed by Members constituting the required vote for the action so taken.

                  (e) Members may participate in a regular or special meeting by, or conduct the meeting through, the use of any means of communication by which all Members participating may simultaneously hear each other during the meeting. Any Member who participates in a meeting in this manner is deemed to be present in person at the meeting, except where a Member



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participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III
                            MANAGEMENT OF THE COMPANY

         3.1 Managers. Except as otherwise limited by this Agreement or applicable law, all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Company's Managers (which term shall be synonymous with the term "managers" as used in the New York Limited Liability Company Law).

         3.2 Number, Term and Election. Unless otherwise agreed by a unanimous vote of the Members, there shall be two (2) Managers of the Company. The initial Managers shall be Christopher Andersen and Rohit K. Phansalkar . Each Manager shall hold office until his or her death, resignation or retirement or until his or her successor is elected. A Manager need not be a Member of the Company.

         3.3 Officers. The Managers may appoint such officers who shall have such power and authority as may be specified in a resolution of the Managers. Officers shall serve at the pleasure of the Managers.

         3.4 Meetings.

                  (a) An annual meeting of the Managers shall be held immediately following each annual meeting of Members for the purpose of appointing officers, if any, and carrying on such other business as may properly come before the meeting.

                  (b) Special meetings of the Managers may be called by any Manager.

                  (c) Notices of meetings of the Manager shall be given to each Manager not less than twenty four (24) hours before the meeting. Any such notice shall set forth the time and place of the meeting.

                  (d) A Manager may waive any notice required by law or this Agreement before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. The waiver shall be in writing, signed by the Manager entitled to the notice and filed with the Company's minutes or records; provided that a Manager's attendance at or participation in a meeting waives any required notice to him, her or it of the meeting.

                  (e) A quorum for the transaction of business at a meeting of the Managers shall consist of all of the Managers.



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                  (f) Any or all Managers may participate in a regular or
special meeting by, or conduct the meeting through, the use of any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager participating in a meeting in this manner is deemed to be present in person at the meeting.

                  (g) Any action of the Company that may be authorized by the Managers at a meeting may be authorized by written consent in lieu of meeting of the Managers signed by Managers constituting the required vote for the action so taken, and any such consent shall be filed with the Company's minutes or records.

         3.5  Management Decisions.

                  (a) Except to the extent that the Managers agree to delegate the authority with respect to specified matters, all decisions shall be made by a unanimous vote of the Managers.

                  (b) Any disbursement of funds of the Company will require such signatures as may be determined by the Managers.

         3.6 Management Compensation. The Company shall pay the Managers as compensation for their services to the Company, an amount determined by the Members; and the Managers shall be entitled to reimbursement for all reasonable expenses incurred on the Company's behalf.

                                   ARTICLE IV
                         FINANCIAL INTERESTS OF MEMBERS

         4.1 General. The Company has been organized with the intention that it qualify for taxation as a partnership for U.S. federal income tax purposes. The Members acknowledge that the provisions of Subchapter K of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations (the "Regulations") promulgated thereunder will apply to the Company, and intend that the allocations of taxable income and loss, distributions to the Members and maintenance of capital accounts all conform to the requirements of the Code and the applicable Regulations.

         4.2 Capital Contributions.

                  (a) Each Non-Voting Member shall make capital contributions (the "Capital Contributions") to the Company provided for in the Subscription Agreement executed by such Member.

                  (b) To the extent expenses are incurred by the Company in excess of cash reserves available for the payment thereof, the Managers may call upon the Members to fund such expenses. Within ten (10) days after receiving a written call notice from the Managers, each



                                        4
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Member shall contribute his pro rata share of the expense deficiency, which may include up to a $10,000 reserve for projected expenses.

         4.3 Capital Accounts.

                  (a) A separate capital account ("Capital Account") shall be established and maintained for each Member on the books of the Company which will reflect the Capital Contributions, distributions and share of profits and losses of the Company of the Member in accordance with the Regulations.

                  (b) No Member shall be entitled to receive interest on his Capital Contributions.

                  (c) No Member shall be entitled to withdraw all or any part of his Capital Account.

                  (d) Loans or advances by any Member to the Company shall not be considered Capital Contributions and shall not increase the Capital Account of the lending or advancing Member.

                  (e) Except as provided in Section 4.2 above, no Member shall be required under any circumstances to contribute or lend any additional money or property to the Company.

         4.4 Gains and Losses. For purposes hereof, "Gains" means income and gains, and "Losses" means losses, in each case as determined for federal income tax purposes. "Cumulative Gain" means the excess of the sum of realized Gains of the Company over the sum of realized Losses of the Company from the date hereof to the date of determination; and "Cumulative Loss" means the excess of the sum of realized Losses of the Company over the sum of realized Gains of the Company from the date hereof to the date of determination.

         4.5 Participation Percentages. Each Member shall have a "Participation Percentage" which shall be determined by dividing the sum of such Member's Capital Contributions by the sum of the Capital Contributions of all Members.

         4.6 Allocations of Gains and Losses.

                  (a) Except as provided in the following paragraphs of this
Section 4.6, Gains and Losses shall be allocated to the Members in accordance with their Participation Percentages.

                  (b) If the Company does not have Cumulative Loss, 20% of the Gain otherwise allocable to the Members under paragraph (a) shall be allocated to Andersen Weinroth.



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                  (c) If the Company has Cumulative Gain, 20% of the Loss
otherwise allocable to the Members under paragraph (a) shall be allocated to Andersen Weinroth until such Cumulative Gain is eliminated.

                  (d) Notwithstanding the foregoing, Losses shall not be allocated to any Member if, or to the extent that, such allocation would create or increase a deficit balance in such Member's Capital Account, taking into account all subsequent adjustments, allocations and distributions which are reasonably expected, as described in Regulations ss.1.704-1(b)(2)(ii)(d). Any Loss, the allocation of which is prohibited by this Section 4.6(d), shall be allocated among the Members in accordance to their relative interests in the Company (as determined under Regulations ss.1.704-1(b)(3)). If for any reason a deficit balance should result in the Capital Account of a Member, in each subsequent period in which the Company has Gains, such Gains shall be allocated first to such Member until such deficit balance is reduced to zero.

                  (e) It is the intention of the provisions of this Agreement with respect to maintenance of Capital Accounts and allocations of Gains and Losses and distributions to assure that, over the term of the Company, the Members bear any Cumulative Loss in accordance with their Capital Contributions and that Andersen Weinroth share in 20% of any Cumulative Gain which would otherwise be allocable to the Members based on Participation Percentages. The provisions of this Agreement shall be construed in accordance with this intention. Andersen Weinroth shall have the ability to waive the allocation of all or any portion of such 20% of Cumulative Gain with respect to any Member.

         4.7 Distributions.

                  (a) Until such time as amounts equal to the Capital Contributions of the Members have been repaid to the Members, distributions to the Members shall be made from time to time in the discretion of the Managers pro rata among the Members in accordance with Participation Percentages. Thereafter, the Managers may from time to time make distributions to or among the Members pro rata in accordance with Capital Accounts, provided, that in no event shall distributions be made which would result in any Member having, as the result thereof, a negative balance in his Capital Account.

                  (b) The Managers may distribute cash or, in their discretion, Securities; provided that no distribution of Securities shall be made except with the consent of the Member receiving such distribution; and, in the case of any such in-kind distribution, the Securities shall be marked-to-market and the unrealized gains or losses shall be reflected in the Capital Accounts of the Members in order to assure the proper accounting for the allocations to be made pursuant to Section 4.6.

                  (c) Rights with respect to any Securities distributed pursuant hereto shall remain subject to the provisions of, and agreements of the Members contained in, the Subscription Agreements.

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         4.8 Special In-Kind Distribution Right. Notwithstanding the provisions of Sections 4.6 and 4.7 of this Agreement, upon notice to the Members that a distribution is to be made pursuant to this Section 4.8, the Managers may, in their discretion but subject to applicable securities laws and provided that the Securities at the time of distribution have a fair value in excess of cost, distribute to the Members in accordance with their Participation Percentages 79% of the Securities acquired by the Company. Such distribution shall have the following consequences: (i) Andersen Weinroth shall receive no allocation of the unrealized Gain inherent in the Securities so distributed; (ii) such distribution shall be accounted for as a return of 79% of the Capital Contributions of the Members; and (iii) in lieu of the allocation provisions of Sections 4.6(b), 4.6(c) and 4.6(e), Gain and Loss shall thereafter be allocated as provided in the following sentence. Upon any sale, exchange or other disposition by the Company of the Securities retained by the Company following the distribution provided for in this section, if the Company does not have Cumulative Loss, Gain shall be allocated 95.24% to Andersen Weinroth, and 4.76% to the Members in accordance with their Participation Percentages; and if the Company has Cumulative Gain, Loss shall be allocated 95.24% to Andersen Weinroth and 4.76% to the Members in accordance with their Participation Percentages until such Cumulative Gain is eliminated.

                                    ARTICLE V
                                    TRANSFERS

         5.1 General Restrictions.

                  (a) For so long as this Agreement shall remain in effect, no Member may directly or indirectly (including by operation of law) offer for sale, sell, assign, transfer, pledge, encumber, or otherwise dispose of, or subject to a security interest, any Interest or any interest therein whether now owned or hereafter acquired (each of the above-described actions being referred to herein as a "Transfer") except in strict compliance with the provisions of this Agreement.

                  (b) Interests shall be subject to such restrictions on Transfer as are required to ensure compliance with the Securities Act, and any other applicable securities laws.

         5.2 Prohibited Transfers. Except as otherwise required by law, any Transfer of Interest in violation of this Agreement (a "Prohibited Transfer") shall be null and void. The Company shall not record any Prohibited Transfer on its books and shall not recognize any equitable or other claim to, or any interest in, any Interest that is the subject of a Prohibited Transfer on the part of any person other than the Member that attempted to Transfer the Interest in violation of this Agreement.

         5.3 Permissible Transfers. Notwithstanding any provision to the contrary contained in this Agreement, a Member may transfer his Interest (each, a "Permitted Transfer" and the

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transferee, a "Permissible Transferee") to (a) his spouse or any lineal ancestor or descendant of such Member, (b) any person receiving such Interest from such Member or a Permissible Transferee of such Member, at such Member's or Permissible Transferee's death pursuant to a will or the laws of intestate succession, (c) any trust established for the benefit of any of the foregoing,
(d) any corporation or other entity directly or indirectly wholly owned by a Member or which directly or indirectly wholly owns a Member or to any one or more other corporations or other entities that are directly or indirectly wholly owned by any such corporation or other entity, or (e) another Member.

         5.4 Involuntary Transfers. If, at any time, there shall be an Involuntary Transfer (as defined herein) of any Interest held by a Member, the transferee of such Interests shall take and hold such Interests subject to this Agreement. For purposes of this Agreement, the term "Involuntary Transfer" shall mean any Transfer by or in which any Member shall be deprived or divested of any right, title or interest in or to any Interests, including, without limitation, any levy or execution, transfer in connection with bankruptcy, insolvency or similar proceedings or any transfer to a public officer or agency pursuant to any abandoned property or escheat law; provided, however, that notwithstanding the foregoing the term "Involuntary Transfer" shall not include any Permitted Transfer.

         5.5 Effect of Transfers.

                  (a) Except as provided in paragraph (b) below, (i) any Transfer of a Membership Interest by a person (the "Transferor") shall be effective only to give the transferee (the "Transferee") the right to the share of allocations and distributions to which the Transferor would otherwise be entitled, and no Transferee of any Interest shall be admitted as a Member, and
(ii) the Transferee shall have no right to vote on or consent to any matter submitted to the Members or otherwise participate in the management of the business and affairs of the Company.

                  (b) A Transferee of any Interest shall, upon such Transfer, be admitted as a Member with all the rights and powers of his Transferor if all of the Managers consent in writing to the admission of the Transferee as a Member.

                  (c) The Managers may, in their discretion, charge a reasonable fee to cover the expenses incurred by the Company in connection with or as a consequence of the Transfer of all or part of a Membership Interest.

                  (d) The Company, the Managers, each Member and any other person or persons having business with the Company, need deal only with holders of the Interest who are admitted as Members of the Company, and shall not be required to deal with any Transferee who has not been admitted as a Member.

                                   ARTICLE VI
                       TERM AND TERMINATION OF THE COMPANY

         6.1 Term of the Company. The term of the Company commenced upon the filing of the articles of organization with the Secretary of State of New York on April 26, 2000. The Company shall have perpetual existence from the date of formation unless the Company is dissolved and terminated as provided in this Agreement.

         6.2 Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

                  (a) The unanimous determination of the Managers to dissolve the Company;

                  (b) The vote of the Members to dissolve the Company;

                  (c) The sale of all or substantially all of the business and assets of the Company; and

                  (d) As otherwise required by the New York Limited Liability Company Law.

         6.3 Conclusion of Affairs. In the event of dissolution of the Company for any reason, the Managers, or if no Managers remain, the Members, by majority vote, shall appoint a person (the "Liquidator"), who may but need not be a Manager and/or Member, and the Liquidator shall proceed, as soon as reasonably practicable, to wind up the affairs of the Company. The Members (and their successors in interest) shall continue to share in allocations of income and loss and distributions during the period of winding up in the same manner as before the dissolution. The Liquidator shall have reasonable discretion to determine the time, manner and terms of any sale or sales of Company property pursuant to such winding up, having due regard to the activity and the condition of the Company and relevant market and financial and economic conditions, and consistent with his obligations to the Members.

         6.4 Liquidating Distributions. After paying or providing for the payment of all debts and liabilities of the Company and all expenses of winding up, and subject to the right of the Liquidator to set up such reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation, and any other remaining assets of the Company, shall be distributed to or for the benefit of the Members (and their successors in interest) in accordance with their respective Capital Accounts. No Member shall have any right to demand or receive property other than cash upon dissolution and winding up of the Company; provided, however, the Liquidator shall have the right and power to distribute assets in kind (whether to some or all of the persons entitled to such distributions), valued at the then estimated fair market value of such assets, as a liquidating distribution to the Members (and their successors in interest).

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         6.5 Termination. Within a reasonable time following the completion of the winding up of the Company, the Liquidator shall supply to each Member a statement which shall set forth the assets and the liabilities of the Company as of the date of complete winding up and each Member's portion of the distributions pursuant to this Agreement. Upon completion of the winding up of the Company and the distribution of all Company assets, the Company shall terminate, and the Liquidator shall execute and file a certificate of cancellation of the Company with the Secretary of State of New York, and shall take all other action necessary to effectuate the dissolution and termination of the Company.

                                   ARTICLE VII
                      GENERAL AND ADMINISTRATIVE PROVISIONS

         7.1 Principal Office. The principal office of the Company shall be at such location or locations as may be determined by the Managers from time to time.

         7.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless, and may advance expenses to, any Member or Manager (collectively, the "Indemnitees"), from and against any and all claims and demands whatsoever arising out of the business and affairs of the Company; provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The provision of this section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member, Manager, employee or agent of the Company.

         7.3 Fiscal Year. The fiscal year of the Company shall end on the thirty first of December.

         7.4 Books and Records. At all times during the term of the Company, the Managers shall keep, or cause to be kept at the Company's principal office, the books and records of the Company.

         7.5 Reports. As soon as practicable following the end of each fiscal year, the Company shall provide each Member a financial report of the results of operations, including audited or unaudited financial statements, as determined by the Managers.

         7.6 Notices. Any notice to be given under this Agreement may be given either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by overnight courier. If mailed, notice shall be deemed to be effective three (3) days after deposited in registered or certified mail with postage thereon prepaid addressed if to a Member at its address as it appears on the signature page to this Agreement (or at such other address for any party as such party shall notify the other parties), and if to the Company at its principal office. If given in any other manner, such notice shall be deemed to be effective (i) when given personally, (ii) when given by telephone, teletype, telecopy or other form of wire or wireless communication (if followed by a copy delivered by registered or certified mail) or (iii) one (1) day after given to an overnight courier to be delivered.

         7.7 Headings. The headings of the sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         7.8 Gender; Number. Where the context so requires, the masculine gender shall be construed to include the feminine, a corporation, a trust or other entity, and the singular shall be construed to include the plural and the plural the singular.

         7.9 Amendments. This Agreement may be modified or amended with the consent of Members holding two-thirds of the Membership Interests; provided, that, except as otherwise specifically provided herein, no amendment may modify the economic interest of a Member without such Member's consent. Notwithstanding the foregoing, the Managers may amend the Agreement as necessary to effect the issuance of new Interests, including interests which have priority over existing Interests, and the admission of new Members.

         7.10 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         7.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto.

         7.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned has affixed its signature signifying its adoption of this Limited Liability Company Operating Agreement.

                                             MEMBER:


                                             -----------------------------------
                                             (Print Name)


                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                             Address:
                                                     ---------------------------

                                                     ---------------------------

                                             Telephone:
                                                       -------------------------

                                             Telecopy:
                                                      --------------------------

                                             Tax I.D. Number:
                                                             -------------------